Earnings Results & Operating Information

THE
LANDMARK
TWO

1299 OCEAN

SECOND QUARTER 2026

Douglas Emmett

www.douglasemmett.com

Executive Summary
Our portfolio is located in the premier coastal submarkets of Los Angeles and Honolulu. Our In-Service Portfolio includes 18.2 million square feet of Class A office properties and 4,410 apartment units. This quarter's In-Service Portfolio reflects the inclusion of our Burbank office property which has been under redevelopment and is still undergoing lease up, as well as the office properties in Beverly Hills which we acquired this quarter. In addition, we have 1,035 apartment units in our active Development Portfolio. As a result of recent changes to state and municipal zoning, entitled residential development sites in our current portfolio can now accommodate 8,000 - 10,000 new units.

Comparative Financial Results	Quarterly
(In millions, except per share data)	Q2 2026	Q2 2025

Revenues	$257	$252
Net loss attributable to common stockholders	$(3)	$(6)
FFO per fully diluted share	$0.37	$0.37
AFFO	$56	$54
Same Property Cash NOI	$152	$154

Leasing: We signed approximately 960,000 square feet of office leases with a good mix of new and renewal deals. We achieved positive absorption of approximately 60,000 square feet. Healthy office rents and low concessions helped us sign new leases that were 3.2% more valuable than the expiring leases they replaced. Most of the positive financial impact of this leasing will occur over the next twelve months. On the multifamily side, strong demand and increasing rents drove full occupancy and 2.0% higher same property cash NOI compared to second quarter 2025.

Property Acquisitions: In April, a new joint venture managed by us acquired The Bedford Collection, a 5 building, 246,000-square-foot medical office portfolio located in the Beverly Hills Golden Triangle for $260 million. We hold a 13.3% stake in the joint venture’s $150 million of equity. The joint venture also borrowed $130 million secured by a non-recourse, interest-only first trust deed loan maturing in April 2031. The loan bears interest at SOFR plus 1.70%, which we have effectively fixed at 5.26% per annum through April 2030.
Development: In Brentwood, our multi-year redevelopment of the 712-unit Landmark Residences continues in full swing. At 10900 Wilshire in Westwood, we are developing a mixed-use community featuring state-of-the-art amenities for both office and residential users.
Debt: During the second quarter we refinanced two office loans totaling $815 million with new four year non-recourse debt effectively fixed for three years at just over 6% per annum. See page 12.
Balance Sheet & Dividends: At quarter end, we had cash and cash equivalents of $355 million. On July 15, 2026, we paid a quarterly cash dividend of $0.19 per common share, or $0.76 per common share on an annualized basis.
Guidance: We are now including Studio Plaza in our occupancy assumption for the full year. Its occupancy is below the average for our portfolio. Solely as the result of including Studio Plaza, we are lowering our office occupancy guidance range to between 75% and 77%.

Our operating income expectations have improved from our prior projections, but we anticipate that this improvement will be more than offset by the impact of higher market interest rates. Therefore, we now expect our 2026 Net Loss Per Common Share - Diluted to be between $(0.20) and $(0.16), and FFO per fully diluted share to be between $1.39 and $1.43.

Our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, impairment charges or other possible capital markets activities. See page 22.

NOTE: See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
See the "Definitions" section for definitions of certain terms used in this Earnings Package.
1

Forward Looking Statements (FLS)
This Second Quarter 2026 Earnings Results and Operating Information, which we refer to as our Earnings Package (EP), supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains FLS within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations regarding the performance of our business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these FLS can be identified by the use of words such as “expect,” "potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “project,” “intend,” “plan,” “estimate,” "anticipate,” or the negative version of these words or other similar words which are predictions of or indicate future events or trends and which do not relate solely to historical matters. FLS presented in this EP, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic, political or real estate developments affecting Southern California or Honolulu, Hawaii; competition from other real estate investors in our markets; decreased rental rates or increased tenant incentives and vacancy rates; reduced demand for office space, including as a result of remote work and flexible working arrangements that allow work from remote locations other than the employer’s office premises; defaults on, early terminations of, or non-renewal of leases by tenants; elevated or increasing interest rates; increases in operating and construction costs, including due to inflation and actual or potential tariffs or trade disruptions; insufficient cash flows to service our debt or pay rent on ground leases; difficulties in raising capital; inability to liquidate real estate or other investments quickly; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our REIT status; adverse changes in rent control laws and regulations; environmental uncertainties; natural disasters; fire and other property damage; insufficient insurance or increases in insurance costs; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; reliance on key personnel; changes in zoning and other land use laws; adverse changes to tax laws, including those related to property taxes; possible terrorist attacks or wars; and other risks and uncertainties detailed in our Annual Report on Form 10-K for 2025, and other documents filed with the SEC. Although we believe that our assumptions underlying our FLS are reasonable, they are made only as of the date of this EP and are not guarantees of future performance, and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.  Accordingly, please use caution in relying on any FLS in this EP to anticipate future results or trends. This EP and all subsequent written and oral FLS attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our FLS except as required by law.
2

Company Overview
Corporate Data
as of June 30, 2026

	In-Service Portfolio	Development Portfolio	Total
Office Portfolio
Number of Properties	75	—	75
Rentable square feet	18,228,716	—	18,228,716
Multifamily Portfolio
Number of Properties	13	2	15
Number of Units	4,410	1,035	5,445

In-Service Portfolio Leasing Statistics

Office Portfolio
Leased Rate	80.3%
Net Absorption	0.3%
Occupancy Rate	75.6%
Multifamily Portfolio Leased Rate	99.4%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of June 30, 2026	206,983
Common stock closing price per share (NYSE:DEI)	$11.80
Equity Capitalization	$2,442,400

Net Debt (in thousands)

	Consolidated	Our Share(1)

Debt principal	$5,767,982	$4,669,780
Less: cash and cash equivalents	(354,962)	(252,473)
Net Debt	$5,413,020	$4,417,307

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$6,859,707
Our Share of Net Debt to Pro Forma Enterprise Value	64%

AFFO Payout Ratio(2)

Three months ended June 30, 2026	70.7%

_______________________________________________
(1)    See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on our balance sheet. Our share of cash and cash equivalents is calculated starting with our consolidated cash and cash equivalents of $355.0 million and then deducting our JV partners' share of the consolidated cash and cash equivalents of $102.5 million.
(2)    AFFO Payout Ratio based on $0.19 dividend payable to shareholders of record as of June 30, 2026.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Company Overview

Property Map
as of June 30, 2026

Los Angeles · Westside
57 office properties
11 residential properties
Los Angeles · Valley
16 office properties
Warner Center
Woodland Hills
Encino
Sherman Oaks
Burbank
Glendale
Hollywood Burbank Airport
SANTA MONICA MOUNTAINS
Bel-Air
West Hollywood
Hollywood
Dodger Stadium
Beverly Hills
UCLA
Westwood
Brentwood
Malibu
Pacific Palisades
Century City
Mid-Wilshire
Santa Monica
Olympic Corridor
Culver City
Downtown Los Angeles
USC
PACIFIC OCEAN
Venice
Playa Vista
Los Angeles International Airport (LAX)
405
101
170
134
5
2
10
110

Honolulu
2 office properties
4 residential properties
OAHU
Pearl Harbor
Honolulu
Honolulu International Airport
Downtown
Waikiki
PACIFIC OCEAN
H1
H3
MAP © 2024 CARTIFACT
DATA © OSM CONTRIBUTORS

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Company Overview

Board of Directors and Executive Officers
as of June 30, 2026

BOARD OF DIRECTORS
__________________________________________________________________________________________________________________________________

Jordan L. Kaplan	Our Chairman of the Board and Chief Executive Officer
Kenneth M. Panzer	Our President and Chief Operating Officer
Andy Cohen	Global Co-Chairman of Gensler
Dorene C. Dominguez	Chairwoman and CEO of Vanir Group of Companies
Virginia A. McFerran	Technology and Data Science Advisor
Thomas E. O’Hern	Former CEO of The Macerich Company
William E. Simon, Jr.	Partner Emeritus, Simon Quick Advisors
Shirley Wang	Founder and CEO, Plastpro Inc.

EXECUTIVE OFFICERS
__________________________________________________________________________________________________________________________________

Jordan L. Kaplan	Chairman of the Board and Chief Executive Officer
Kenneth M. Panzer	President and Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer
Michele L. Aronson	Executive Vice President, General Counsel and Secretary

CORPORATE OFFICE
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com
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Financial Results

Consolidated Balance Sheets
(Unaudited; In thousands)

	June 30, 2026	December 31, 2025
Assets
Investment in real estate, gross	$13,188,245	$12,798,047
Less: accumulated depreciation and amortization	(4,202,325)	(4,054,696)
Investment in real estate, net	8,985,920	8,743,351
Ground lease right-of-use asset	7,422	7,428
Cash and cash equivalents	354,962	340,789
Tenant receivables	3,914	1,990
Deferred rent receivables	129,690	123,619
Acquired lease intangible assets, net	9,118	4,731
Interest rate contract assets	26,017	22,310
Other assets	34,144	43,963
Total assets	$9,551,187	$9,288,181

Liabilities
Secured notes payable, net	$5,722,565	$5,548,870
Ground lease liability	10,800	10,808
Interest payable, accounts payable and deferred revenue	187,688	139,959
Security deposits	70,572	67,069
Acquired lease intangible liabilities, net	11,688	8,276
Interest rate contract liabilities	938	6,437
Dividends payable	31,836	31,831
Total liabilities	6,036,087	5,813,250

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,675	1,675
Additional paid-in capital	3,397,140	3,396,820
Accumulated other comprehensive income	13,900	11,452
Accumulated deficit	(1,574,214)	(1,505,390)
Total Douglas Emmett, Inc. stockholders' equity	1,838,501	1,904,557
Noncontrolling interests	1,676,599	1,570,374
Total equity	3,515,100	3,474,931
Total liabilities and equity	$9,551,187	$9,288,181

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Consolidated Operating Results
(Unaudited; In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Office rental
Rental revenues and tenant recoveries(1)	$174,008	$172,924	$343,060	$345,438
Parking and other income	32,026	29,886	63,494	59,469
Total office revenues	206,034	202,810	406,554	404,907

Multifamily rental
Rental revenues	46,043	45,370	92,049	90,566
Parking and other income	4,471	4,254	8,904	8,496
Total multifamily revenues	50,514	49,624	100,953	99,062

Total revenues	256,548	252,434	507,507	503,969

Operating Expenses
Office expenses	77,597	76,559	152,073	149,612
Multifamily expenses	16,827	16,230	33,386	32,785
General and administrative expenses	12,482	12,281	26,058	23,741
Depreciation and amortization	99,297	101,719	196,704	199,559
Total operating expenses	206,203	206,789	408,221	405,697

Other income	3,049	4,788	6,040	9,711
Other expenses	(80)	(161)	(80)	(266)
Interest expense	(68,255)	(65,335)	(132,796)	(125,413)
Gain from consolidation of JV	—	—	—	47,212
Net (loss) income	(14,941)	(15,063)	(27,550)	29,516
Net loss attributable to noncontrolling interests	12,260	9,228	22,371	4,449
Net (loss) income attributable to common stockholders	$(2,681)	$(5,835)	$(5,179)	$33,965

Net (loss) income per common share - basic and diluted	$(0.02)	$(0.04)	$(0.04)	$0.20

Dividends declared per common share	$0.19	$0.19	$0.38	$0.38

Weighted average shares of common stock outstanding - basic and diluted	167,485	167,446	167,476	167,444
______________________________________________________
(1)Rental revenues and tenant recoveries include tenant recoveries for the following periods:
•$16.1 million and $12.9 million for the three months ended June 30, 2026 and 2025, and
•$29.7 million and $25.1 million for the six months ended June 30, 2026 and 2025, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results
Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

The table below presents a reconciliation of Net (loss) income attributable to common stockholders to Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Funds From Operations (FFO)
Net (loss) income attributable to common stockholders	$(2,681)	$(5,835)	$(5,179)	$33,965
Depreciation and amortization of real estate assets	99,297	101,719	196,704	199,559
Net loss attributable to noncontrolling interests	(12,260)	(9,228)	(22,371)	(4,449)
Adjustments attributable to consolidated JVs(2)	(8,009)	(12,081)	(16,903)	(26,328)
Gain from consolidation of JV	—	—	—	(47,212)
FFO	$76,347	$74,575	$152,251	$155,535

Adjusted Funds From Operations (AFFO)
FFO	$76,347	$74,575	$152,251	$155,535
Straight-line rent	(3,153)	(955)	(6,071)	(2,791)
Net accretion of acquired above- and below-market leases	(595)	(1,159)	(1,669)	(2,622)
Loan costs, loan premium amortization and swap amortization	4,850	4,052	9,423	7,663
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(31,129)	(29,420)	(66,362)	(56,313)
Non-cash compensation expense	5,387	5,262	10,973	10,849
Adjustments attributable to consolidated JVs(2)	4,195	2,116	6,436	4,496
AFFO	$55,902	$54,471	$104,981	$116,817

Weighted average shares of common stock outstanding - diluted	167,485	167,446	167,476	167,444
Weighted average units in our operating partnership outstanding	39,343	36,467	39,170	36,453
Weighted average fully diluted shares outstanding	206,828	203,913	206,646	203,897

Net (loss) income per common share - basic and diluted	$(0.02)	$(0.04)	$(0.04)	$0.20
FFO per share - fully diluted	$0.37	$0.37	$0.74	$0.76
Dividends paid per share(4)	$0.19	$0.19	$0.38	$0.38
__________________________________________________________
(1)Presents our FFO and AFFO, including our share of our consolidated JVs attributable to our common stockholders and noncontrolling interests in our Operating Partnership.
(2)Adjustments reflect our share of the noncontrolling interests in our consolidated JVs.
(3)Under GAAP lease accounting rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net (loss) income attributable to common stockholders and FFO, the capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.
(4)Reflects dividends paid within the respective periods.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of June 30,
	2026	2025
Office Statistics
Number of properties	69	69
Rentable square feet (in thousands)	17,526	17,526
Ending % leased	80.7%	80.7%
Ending % occupied	77.1%	78.0%
Quarterly average % occupied	77.3%	78.3%

Multifamily Statistics
Number of properties	13	13
Number of units	4,410	4,410
Ending % leased	99.4%	99.3%

	Three Months Ended June 30,		% Favorable
	2026	2025	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$196,447	$197,902	(0.7)%
Office expenses	(74,973)	(75,304)	0.4%
Office NOI	121,474	122,598	(0.9)%

Multifamily revenues	50,054	49,125	1.9%
Multifamily expenses	(16,723)	(15,986)	(4.6)%
Multifamily NOI	33,331	33,139	0.6%

Total NOI	$154,805	$155,737	(0.6)%

Cash Net Operating Income (NOI)
Office cash revenues	$193,599	$196,427	(1.4)%
Office cash expenses	(74,973)	(75,304)	0.4%
Office cash NOI	118,626	121,123	(2.1)%

Multifamily cash revenues	49,880	48,481	2.9%
Multifamily cash expenses	(16,723)	(15,986)	(4.6)%
Multifamily cash NOI	33,157	32,495	2.0%

Total Cash NOI	$151,783	$153,618	(1.2)%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of net loss attributable to common stockholders to these non-GAAP measures.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Same Property NOI Reconciliation
(Unaudited and in thousands)

The tables below present a reconciliation of Net loss attributable to common stockholders to NOI and Same Property NOI:

	Three Months Ended June 30,
	2026	2025

Net loss attributable to common stockholders	$(2,681)	$(5,835)
Net loss attributable to noncontrolling interests	(12,260)	(9,228)
Net loss	(14,941)	(15,063)
General and administrative expenses	12,482	12,281
Depreciation and amortization	99,297	101,719
Other income	(3,049)	(4,788)
Other expenses	80	161
Interest expense	68,255	65,335
NOI	$162,124	$159,645

Same Property NOI by Segment

Same property office cash revenues	$193,599	$196,427
Non-cash adjustments per definition of NOI	2,848	1,475
Same property office revenues	196,447	197,902
Same property office cash expenses	(74,973)	(75,304)
Same Property Office NOI	121,474	122,598

Same property multifamily cash revenues	49,880	48,481
Non-cash adjustments per definition of NOI	174	644
Same property multifamily revenues	50,054	49,125
Same property multifamily cash expenses	(16,723)	(15,986)
Same Property Multifamily NOI	33,331	33,139

Same Property NOI	154,805	155,737
Non-comparable office revenues	9,587	4,908
Non-comparable office expenses	(2,624)	(1,255)
Non-comparable multifamily revenues	460	499
Non-comparable multifamily expenses	(104)	(244)
NOI	$162,124	$159,645

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Financial Data for Wholly-Owned Properties and Consolidated JVs
(Unaudited, in thousands)

	Three Months Ended June 30, 2026

	Wholly-Owned Properties	Consolidated JVs(1)

Revenues	$185,497	$71,051
Office and multifamily operating expenses	$67,262	$27,162
Straight-line rent	$1,923	$1,230
Above/below-market lease revenue	$139	$456
Cash NOI attributable to outside interests(2)	$—	$21,829
Our share of cash NOI(3)	$116,173	$20,374

	Six Months Ended June 30, 2026

	Wholly-Owned Properties	Consolidated JVs(1)

Revenues	$369,960	$137,547
Office and multifamily operating expenses	$133,483	$51,976
Straight-line rent	$4,873	$1,198
Above/below-market lease revenue	$286	$1,383
Cash NOI attributable to outside interests(2)	$—	$42,319
Our share of cash NOI(3)	$231,318	$40,671
______________________________________________________
(1)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for seven consolidated JVs that we manage. We own a weighted average interest of approximately 45% (based on square footage) in these seven JVs, which owned a combined twenty-three Class A office properties totaling 4.8 million square feet and three residential properties with 793 apartments in our regions. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs, (iv) additional distributions based on Cash NOI or invested capital and (v) a carried interest for certain JVs if the investors’ distributions exceed a hurdle rate.
(2)    Represents the share of Cash NOI allocable to interests other than our Fully Diluted Shares.
(3)    Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Loans (As of June 30 2026, unaudited and in thousands)

	Maturity Date		Principal Balance	Our Share	Effective Rate	Swap Maturity Date

Consolidated Wholly-Owned Subsidiary Loans	9/19/2026		$366,000	$366,000	SOFR+1.25%	N/A
	5/18/2028	(1)	300,000	300,000	SOFR+1.51%	N/A
	1/1/2029		300,000	300,000	2.66%	1/1/2027
	4/1/2030		127,200	127,200	4.99%	N/A
	5/14/2030	(2)	400,000	400,000	6.15%	6/1/2029
	6/30/2030	(3)	415,000	415,000	6.18%	7/1/2029
	9/1/2030	(4)	941,477	941,477	4.80%	N/A
	12/10/2030	(5)	96,248	96,248	5.80% / SOFR+2.45%	1/1/2030
	3/3/2032	(6)	335,000	335,000	4.57%	N/A
	7/29/2032		200,000	200,000	5.60%	8/1/2030
	8/1/2033	(7)	350,000	350,000	3.65%	6/1/2027
	6/1/2038	(8)	25,307	25,307	4.55%	N/A
	Subtotal		3,856,232	3,856,232
Consolidated JV Loans	5/15/2027		380,000	338,200	SOFR+1.45%	N/A
	8/19/2028		565,000	169,500	4.79%	12/5/2027
	9/14/2028		115,000	85,080	2.19%	10/1/2026
	12/11/2028	(9)	325,000	65,000	6.36%	1/5/2028
	4/26/2029	(10)	175,000	96,250	SOFR+1.25%	N/A
	6/1/2029		160,000	32,000	3.25%	7/1/2027
	1/9/2030	(11)	61,750	10,189	6.00%	N/A
	4/13/2031	(12)	130,000	17,329	5.26%	5/1/2030
Total Consolidated Loans		(13)	$5,767,982	$4,669,780

Except as noted below, our loans: (i) are non-recourse, (ii) secured by separate collateral pools consisting of one or more properties and other collateral, (iii) require interest-only monthly payments with the outstanding principal due at maturity, and (iv) contain certain financial covenants which could require us to deposit excess cash flow with the lender under certain circumstances unless we (at our option) either provide a guarantee or additional collateral or pay down the loan within certain parameters set forth in the loan documents. Certain loans with maturity date extension options require us to meet minimum financial thresholds in order to exercise those extension options. Effective rates include the effect of interest rate swaps and exclude the effect of points and prepaid loan fees. Maturity dates include the effect of extension options.
(1)The interest rate swaps related to this loan expired on June 1, 2026.
(2)During May 2026, we refinanced the loan at a floating interest rate of SOFR + 2.25%, which we have swapped to a fixed rate of 6.15% through June 1, 2029.
(3)During June 2026, we refinanced the loan at a floating interest rate of SOFR + 2.25%, which we have swapped to a fixed rate of 6.18% effective July 1, 2026 through July 1, 2029.
(4)Comprised of eight loans with the same terms.
(5)Balance represents borrowing on the construction loan which provides up to $375 million, including interest, for redevelopment of our Landmark Residences project in Brentwood. As of June 30, 2026, accreting swaps, which expire on January 1, 2030, effectively fix 84% of the loan at an interest rate of 5.80% with the remainder of the loan floating at SOFR + 2.45%.
(6)The loan includes a revolving credit facility of $12.5 million, which accrues interest at 5.5%. As of June 30, 2026, there was no outstanding balance on the revolving credit facility.
(7)$380 million of swaps were previously associated with other debt that we paid off in August 2025. They continue to hedge our remaining floating rate debt. For purposes of this table we have applied $350.0 million to this loan and the remaining $30.0 million has been applied to our pool of other floating rate debt.
(8)The loan requires monthly payments of principal and interest based upon a 30-year principal amortization schedule.
(9)The loan requires monthly payments of principal and interest for twelve months commencing on January 5, 2028 based upon a 25-year principal amortization schedule.
(10)The interest rate swaps related to this loan expired on May 1, 2026. Additionally, a portion of this loan is guaranteed.
(11)The interest rate is fixed at 6% until July 8, 2027 and then increases to 6.25% for the remaining term of the loan.
(12)We closed this loan during the second quarter of 2026 in connection with the acquisition of a five building medical office portfolio.
(13)Our debt on the balance sheet of $5.72 billion is calculated by adding $1.3 million of unamortized loan premium/discount and deducting $46.7 million of unamortized deferred loan costs from our total consolidated loans of $5.77 billion.
(14)The statistics below include the impact of $30.0 million of swaps (maturing June 1, 2027) that are not assigned to loans in the table above:

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (In thousands)	$4,561,632
Weighted average remaining life (including extension options)	4.0 years
Weighted average remaining fixed interest period	2.8 years
Weighted average annual interest rate	4.94%

NOTE: See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Portfolio Summary
Office Portfolio as of June 30, 2026
We divide our office portfolio into three regions: the Westside and San Fernando Valley regions of Los Angeles, California and Honolulu, Hawaii.

Region	Westside	Valley	Honolulu	Total / Weighted Average

Number of Office Properties	57	16	2	75
Our Rentable Square Feet	10,247,104	6,790,777	1,190,835	18,228,716
Region Rentable Square Feet (1)	39,149,972	22,816,885	5,370,000	67,336,857
Our Market Share(2)	37.1%	44.7%	22.2%	39.0%
Our Percent Leased	80.6%	77.5%	94.3%	80.3%
Our Annualized Rent	$449,031,304	$166,955,092	$38,899,505	$654,885,901
Annualized Rent Per Leased Square Foot (3)	$57.87	$34.49	$38.21	$48.09
Monthly Rent Per Leased Square Foot (3)	$4.82	$2.87	$3.18	$4.01

____________________________________________________________
(1)    The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2026 second quarter CBRE Marketview report for our submarkets in that region.
(2)    Our market share is calculated by dividing our Rentable Square Feet by the applicable Region's Rentable Square Feet, weighted in the case of averages based on the square feet of exposure to our submarkets in each region. In calculating market share, we adjusted the rentable square footage by: (i) removing 62,000 rentable square feet for an office building in Honolulu that we are converting to residential apartments from both our rentable square footage and that of the region, and (ii) to add a 218,000 square foot property located just outside the Beverly Hills city limits to both the numerator and the denominator.
(3) Does not include signed leases not yet commenced, which are included in percent leased but excluded from Annualized Rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended June 30, 2026	$0.07
Six months ended June 30, 2026	$0.10

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Diversification
Office Portfolio as of June 30, 2026

Portfolio Tenant Size
	Median	Average

Square feet	2,400	4,800

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,490	52.9%	2,129,965	15.6%	$99,692,444	15.2%
2,501-10,000	1,022	36.3	4,923,950	36.1	231,580,255	35.4
10,001-20,000	198	7.0	2,731,456	20.1	127,586,151	19.5
20,001-40,000	83	3.0	2,217,974	16.3	107,998,646	16.5
40,001-100,000	23	0.8	1,358,762	10.0	70,122,450	10.7
Greater than 100,000	1	—	256,734	1.9	17,905,955	2.7
Total for all leases	2,817	100.0%	13,618,841	100.0%	$654,885,901	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Largest Office Tenants
Office Portfolio as of June 30, 2026

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

William Morris Endeavor(2)	1	1	2037	256,734	1.4%	$17,905,955	2.7%
Morgan Stanley(3)	6	5	2026-2033	145,062	0.8	11,397,677	1.7
Equinox Fitness(4)	6	5	2035-2044	185,236	1.0	11,170,468	1.7
UCLA(5)	14	9	2026-2033	156,013	0.9	8,577,626	1.3
NKSFB	2	2	2030	135,066	0.7	7,150,417	1.2
Total	29	22		878,111	4.8%	$56,202,143	8.6%

______________________________________________________
(1)    Expiration dates are per lease (expiration dates do not reflect storage and similar leases).
(2)    Tenant has the option to terminate its lease in 2033.
(3)    Square footage (rounded) expires as follows: 4,000 square feet in 2026, 77,000 square feet in 2027, 26,000 square feet in 2028, 26,000 square feet in 2030, and 12,000 square feet in 2033.
(4)    Square footage (rounded) expires as follows: 46,000 square feet in 2035, 31,000 square feet in 2037, 74,000 square feet in 2038, and 34,000 square feet in 2044.
(5)    Square footage (rounded) expires as follows: 3 leases totaling 53,000 square feet in 2026; 4 leases totaling 27,000 square feet in 2028, 2 leases totaling 28,000 square feet in 2029; 2 leases totaling 16,000 square feet in 2030, 1 lease totaling 18,000 square feet in 2031, and 2 leases totaling 14,000 square feet in 2033.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data
Office Industry Diversification
Office Portfolio as of June 30, 2026

Percentage of Annualized Rent by Tenant Industry

Financial Services 16.0%
Real Estate 13.7%
Health Services 11.6%
Entertainment 9.3%
Accounting & Consulting 9.0%
Retail 5.9%
Technology 4.4%
Insurance 2.9%
Public Administration 2.6%
Educational Services 2.0%
Manufacturing & Distribution 1.1%
Advertising 0.9%
Other 0.7%
Legal 19.9%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	602	19.9%
Financial Services	370	16.0
Real Estate	323	13.7
Health Services	507	11.6
Entertainment	124	9.3
Accounting & Consulting	309	9.0
Retail	172	5.9
Technology	85	4.4
Insurance	84	2.9
Public Administration	72	2.6
Educational Services	36	2.0
Manufacturing & Distribution	48	1.1
Advertising	30	0.9
Other	55	0.7
Total	2,817	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Expirations
Office Portfolio as of June 30, 2026
(1)    Average of the percentage of leases expiring at June 30, 2023, 2024, and 2025 with the same remaining duration as the leases for the labeled year had at June 30, 2026. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at June 30, 2026	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	78	329,511	1.8%	$13,554,984	2.1%	$41.14	$42.72
2026	238	809,899	4.4	36,298,823	5.5	44.82	45.18
2027	613	2,196,894	12.1	102,537,833	15.7	46.67	48.12
2028	554	2,261,631	12.4	106,602,163	16.3	47.14	50.43
2029	446	1,872,277	10.3	81,343,403	12.4	43.45	47.33
2030	275	1,556,511	8.5	76,600,803	11.7	49.21	55.52
2031	233	1,219,852	6.7	58,286,196	8.9	47.78	54.86
2032	113	884,101	4.9	45,584,574	7.0	51.56	58.15
2033	89	633,829	3.5	32,821,174	5.0	51.78	64.73
2034	51	402,298	2.2	21,014,118	3.2	52.24	65.11
2035	44	374,171	2.0	18,908,461	2.9	50.53	66.56
Thereafter	83	1,077,867	5.9	61,333,369	9.3	56.90	81.72
Subtotal/weighted average	2,817	13,618,841	74.7%	$654,885,901	100.0%	$48.09	$54.63
Signed leases not commenced		856,310	4.7
Available		3,586,984	19.7
Building management use		112,292	0.6
BOMA adjustment(3)		54,289	0.3
Total/weighted average	2,817	18,228,716	100.0%	$654,885,901	100.0%	$48.09	$54.63

___________________________________________________
(1)Represents Annualized Rent at June 30, 2026 divided by leased square feet.
(2)Represents Annualized Rent at expiration divided by leased square feet.
(3)Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Expirations - Next Four Quarters
Office Portfolio as of June 30, 2026

	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Next Twelve Months

Los Angeles
Westside	177,150	301,396	213,231	406,221	1,097,998
Valley	99,809	209,083	120,014	203,305	632,211
Honolulu	11,438	11,023	31,728	13,718	67,907
Expiring Square Feet(1)	288,397	521,502	364,973	623,244	1,798,116

Percentage of Portfolio	1.6%	2.9%	2.0%	3.4%	9.9%

Los Angeles
Westside	$48.11	$55.00	$52.32	$53.86	$52.95
Valley	$33.48	$34.52	$34.05	$36.95	$35.05
Honolulu	$40.44	$42.05	$38.73	$33.96	$38.60
Expiring Rent per Square Foot(2)	$42.74	$46.52	$45.13	$47.90	$46.11

________________________________________________________
(1)Includes leases with an expiration date in the applicable period where the space had not been re-leased as of June 30, 2026, other than 329,511 square feet of Short-Term Leases.
(2)Fluctuations in this number primarily reflect the mix of buildings/regions involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Leasing Activity
Office Portfolio for the Three Months ended June 30, 2026

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)[1]

New leases	93	375,207	73
Renewal leases	141	584,014	65
All leases	234	959,221	69

Change in Rental Rates for Office Leases Executed during the Quarter(2)

	Expiring Rate	New/Renewal Rate	Percentage Change

Cash Rent	$52.82	$47.82	(9.5)%
Straight-line Rent	$47.25	$48.77	3.2%

Average Office Lease Transaction Costs (3)

	Lease Transaction Costs per SF	Lease Transaction Costs per Annum

New leases signed during the quarter	$28.11	$6.47
Renewal leases signed during the quarter	$15.56	$4.67
All leases signed during the quarter	$19.57	$5.35

________________________________________________________________
(1)Average renewal lease term exclude leases with a term of twelve months or less.
(2)Represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Excludes leases with a term of twelve months or less, leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated at the landlord's request, leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe the base rent reflects other off-market inducements to the tenant, and other non-comparable leases, such as retail leases.
(3)Reflects the weighted average leasing commissions and tenant improvement allowances divided by the weighted average number of years for the leases. Excludes leases substantially negotiated by the seller in the case of acquired properties, leases for tenants relocated at the landlord's request, and non-comparable leases, such as retail leases.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Multifamily Portfolio Summary
In-Service Multifamily Portfolio as of June 30, 2026

We divide our In-Service multifamily portfolio into three regions: Santa Monica, West Los Angeles and Honolulu, Hawaii.

Annualized Rent by Region

Region	Number of Properties	Number of Units	Units as a Percent of Total

Santa Monica	3	940	21%
West Los Angeles	6	964	22%
Honolulu	4	2,506	57%
Total	13	4,410	100%

Region	Percent Leased	Annualized Rent(1)	Monthly Rent Per Leased Unit

Santa Monica	99.0%	$52,499,976	$4,704
West Los Angeles	98.4%	56,103,876	4,942
Honolulu	99.9%	74,141,640	2,473
Total / Weighted Average	99.4%	$182,745,492	$3,482

Recurring Multifamily Capital Expenditures per Unit (1)

Three months ended June 30, 2026	$167
Six months ended June 30, 2026	$385

________________________________________________________________
(1)     The multifamily portfolio also includes (i) 72,613 square feet consisting of ancillary retail space at three properties and the remaining office space at a building undergoing conversion from office to residential and (ii) 712 apartment units at Barrington Plaza which is undergoing redevelopment. These items are not included in this table.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Development Portfolio Summary

The Landmark Residences, Brentwood, California

The Landmark Residences is a 712-unit apartment community in Brentwood, across from our Landmark Los Angeles apartments.
This is a phased redevelopment of all three towers to comply with city fire life safety directives. We estimate construction will take several years and cost approximately $400 million.
The property also includes a potential residential development site at the corner of Wilshire Blvd. and Barrington Ave.

Rendering of three redeveloped towers at The Landmark Residences with a new amenity deck.
10900 Wilshire, Westwood, California

At 10900 Wilshire, we are developing a mixed-use community featuring state-of-the-art amenities for both office and residential users. As we did with our Bishop Place conversion in Honolulu, conversion of vacant office floors will occur in the event they become available. There is no predetermined residential to office ratio.
We expect the total project cost to be approximately $200 million to $250 million. If we were to convert all the floors to apartments, the project would add as many as 323 new apartment units.

Conceptual mixed use building at 10900 Wilshire Blvd.

All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

2026 Guidance

Metric	Per Share
Net loss per common share - diluted	$(0.20) to $(0.16)
FFO per share - fully diluted	$1.39 to $1.43

Assumptions
(Occupancy & Leased Rate ranges pertain to our In-Service Portfolio)

Metric	Commentary	Assumption Range	Compared to Prior Assumption
Average Office Occupancy	We are now including Studio Plaza in this assumption for the full year. Solely as the result of including Studio Plaza, we are lowering this range.	75% to 77%	Revised
Residential Leased Rate		Essentially fully leased	Unchanged
Same Property Cash NOI		-2.5% to -0.5%	Unchanged
Above/Below Market Net Revenue		$1 to $5 million	Unchanged
Straight-line Revenue		$14 to $18 million	Unchanged
General and Administrative Expenses		$52 to $56 million	Unchanged
Interest Expense	Higher market interest rates impacting our floating rate and recently fixed rate debt.	$275 to $285 million	Revised
Weighted average fully diluted shares outstanding		207.0 million	Unchanged

Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, impairment charges or other possible capital markets activities.
The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 23 for a reconciliation of our Non-GAAP guidance.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

Reconciliation of 2026 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net loss per common share - diluted to FFO per share - fully diluted:

Reconciliation of net loss attributable to common stockholders to FFO	Low	High

Net loss attributable to common stockholders	$(32.7)	$(26.0)
Adjustments for depreciation and amortization of real estate assets	410.0	400.0
Adjustments for noncontrolling interests and consolidated JVs	(89.6)	(78.0)
FFO	$287.7	$296.0

Weighted average fully diluted shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	167.5	167.5
Weighted average units in our operating partnership outstanding	39.5	39.5
Weighted average fully diluted shares outstanding	207.0	207.0

Per share	Low	High

Net loss per common share - diluted	$(0.20)	$(0.16)
FFO per share - fully diluted	$1.39	$1.43
_____________________________________________
(1) Our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, if any, or other possible capital markets activities or impairment charges. The reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented.

All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Definitions
Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses or significantly change the use of the space, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.
AFFO Payout Ratio: Represents dividends announced divided by the AFFO for that period. We report AFFO Payout Ratio because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to compare our performance with other REITs.
Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatement under leases commenced as of the reporting date and expiring after the reporting date (does not include 856,310 square feet with respect to signed leases not yet commenced at June 30, 2026).  For our triple net office properties (in Honolulu), annualized rent is calculated for triple net leases by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent includes rent for our corporate headquarters in Santa Monica. We report Annualized Rent because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance and value with other REITs. We use Annualized Rent to manage and monitor the performance of our office and multifamily portfolios.
Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.
Consolidated Net Debt: Represents our consolidated debt, (i) excluding the impact of unamortized loan premiums and deferred loan costs which do not require cash settlement, (ii) less cash and cash equivalents including loan collateral deposited with lenders available to reduce the debt obligation. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and loan collateral deposited with lenders and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.
Development Portfolio: Includes the following properties undergoing development activities: (1) a residential property with 712 apartments in Los Angeles which we removed from the residential rental market following a fire in January 2020 and (2) a 247,468 square foot office building in Westwood with an adjoining residential development site that we acquired in January 2025 and which we are planning to develop into 323 apartments.
Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on the New York Stock Exchange as of June 30, 2026.
Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.
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Definitions
Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs), impairment write-downs of real estate and impairment write-downs of our investment in our unconsolidated Fund from our net income (loss) (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify the impact of trends in occupancy rates, rental rates and operating costs from year to year, excluding impacts from changes in the value of our real estate, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.
GAAP: Refers to accounting principles generally accepted in the United States.
In-Service Portfolio: Represents our Total Portfolio excluding our Development Portfolio.
Joint Ventures (JVs): At June 30, 2026, we owned a weighted average interest of approximately 45% based on square footage in seven consolidated JVs. The JVs owned twenty-three office properties totaling 4.8 million square feet and three residential properties with 793 apartments.
Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and leases for tenants relocated from space being taken out of service. We report Lease Transaction Costs because it is a widely reported measure of the performance of equity REITs, and is used by some investors to determine our cash needs and to compare our performance with other REITs. We use Lease Transaction Costs to manage and monitor the performance of our office and multifamily portfolios.
Leased Rate: The percentage leased for our In-Service Portfolio as of June 30, 2026. Management space is considered leased. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating the Leased Rate. For newly developed buildings going through lease up, units are included in both the numerator and denominator as they are leased. We report Leased Rates because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Leased Rate to manage and monitor the performance of our office and multifamily portfolios.
Net Absorption: Represents the change in Leased Rate between the last day of the current and prior quarter for our In-Service Portfolio. Except for buildings acquired in the very early part of the current quarter where we were involved in leasing pre-closing (which we include as though they were acquired on the last day of the prior quarter), we exclude properties acquired or sold during the current quarter. The calculation excludes the impact of building remeasurement. We report Net Absorption because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Net Absorption to manage and monitor the performance of our office portfolio.
Net Income (Loss) Per Common Share - Diluted: We calculate Net Income (Loss) Per Common Share - Diluted in accordance with GAAP by dividing the net income (loss) attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested Long Term Incentive Plan Unit awards that contain non-forfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

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Definitions
Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:
•NOI: is calculated by excluding the following from our net income (loss): general and administrative expenses, depreciation and amortization expense, other income, other expenses, income (loss) from unconsolidated Fund, interest expense, gains (losses) on sales of investments in real estate, gain from consolidation of JV and net income (loss) attributable to noncontrolling interests.
•Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs.  NOI is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  We calculate Occupancy Rate from the Leased Rate for our In-Service Portfolio by excluding signed leases not yet commenced. We report Occupancy Rate because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Occupancy Rate to manage and monitor the performance of our office and multifamily portfolios.
Operating Partnership: Douglas Emmett Properties, LP.
Our Share: Our Share is calculated by multiplying the amount of debt or cash, as applicable, for each of our subsidiaries by our share of that subsidiary’s equity. For example, we calculate Our Share of Net Debt by: (i) multiplying the principal balance of our consolidated loans by our equity interest in the relevant borrower, (ii) subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or cash equivalents, and (iii) subtracting the product of loan collateral deposited with lenders multiplied by our equity interest in the entity that deposited the collateral with the lender. We subtract cash and cash equivalents and loan collateral deposited with lenders because they could be used to reduce the debt obligations, and do not add (deduct) unamortized loan premium (discount) or subtract unamortized deferred loan costs because they do not require cash settlement. Reporting Our Share of cash or debt is a non-GAAP financial measure for which we believe that consolidated metric is the most directly comparable GAAP financial measure. We report Our Share of these items because some investors use it to evaluate and compare our financial position with that of other REITs.
Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding our Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.
Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses or significantly change the use of the space, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements. We report Recurring Capital Expenditures because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine our cash flow requirements and to compare our performance with other REITs. We use Recurring Capital Expenditures to manage and monitor the performance of our office and multifamily portfolios.
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Definitions
Rental Rate: We report Rental Rate because it is a widely reported measure of the performance of equity REITs, and is used by some investors to compare our performance with other REITs. We use Rental Rate to manage and monitor the performance of our office and multifamily portfolios. We present two forms of Rental Rates:
•Cash Rental Rate: is calculated by dividing the rent paid on the measurement date by the Rentable Square Feet.
•Straight-Line Rental Rate: is calculated by dividing the average rent over the lease term by the Rentable Square Feet.
Rentable Square Feet:  Based on the Building Owners and Managers Association (BOMA) measurement.  At June 30, 2026, total consists of 14,475,151 leased square feet (including 856,310 square feet with respect to signed leases not commenced), 3,586,984 available square feet, 112,292 building management use square feet and 54,289 square feet of BOMA adjustment on leased space. We report Rentable Square Feet because it is a widely reported measure of the performance and value of equity REITs, and is also used by some investors to compare our performance and value with other REITs. We use Rentable Square Feet to manage and monitor the performance of our office portfolio.
Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements, or (iii) that underwent a major repositioning project, were impacted by development activity, or suffered significant casualty loss that we believed significantly affected the properties' operating results. We also exclude rent received from ground leases. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned.
Our same properties for 2026 include all of our In-Service Portfolio properties, other than (1) a 456,205 square foot single tenant office property in Los Angeles that we commenced converting to multi-tenant after the tenant's lease expired in 2024 and (2) five office properties totaling 246,443 square feet that we acquired in the second quarter of 2026.
We report Same Property NOI because it is a widely reported measure of the performance and value of equity REITs, and it is used by some investors to: (i) analyze our operating results excluding the impact of properties not being operated on a consistent basis, and (ii) to compare our performance and value with other REITs. We use Same Property NOI to manage and monitor the performance of our office portfolio.
Short-Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.
Total Portfolio: At June 30, 2026, our Total Portfolio included all of our consolidated properties. Our consolidated properties include twenty-three office properties totaling 4.8 million square feet and three residential properties with 793 apartments which are owned through seven consolidated JVs in which we own a weighted average interest of approximately 45% based on square footage.
"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, and our consolidated JVs.
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